UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

Medical Action Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Expressway Drive South
Brentwood, New York		11717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(631) 231-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2012, Medical Action Industries Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Board of Directors of the Company (the “Board”) determined that a Class I Director, Mr. Henry A. Berling, did not satisfy the definition of “independent director” set forth in NASDAQ Stock Market Rule 5605(a)(2) and that, therefore, the Board was not comprised of a majority of independent directors as required by NASDAQ Stock Market Rule 5605(b)(1). Mr. Henry A. Berling has served as a director of the Company since 2005 and as a member of the Company’s audit, compensation and nominating and governance committees since 2009. Upon making the determination that Mr. Berling was not independent, the Board promptly removed him from the audit, compensation and nominating and governance committees in order to regain compliance with NASDAQ Listing Rules 5605(c)(2)(A), 5605(d)(1) and 5605(e)(1), which require the Company to maintain an audit committee, a compensation committee and a nominating and governance committee comprised solely of independent directors.

On August 3, 2012, the Company received a Letter of Reprimand (the “Letter”) from the NASDAQ Listing Qualifications Staff (the “NASDAQ Staff”), relating to the Company’s inadvertent failure to comply with NASDAQ Listing Rule 5605(b)(1), as well as NASDAQ Listing Rules 5605(c)(2)(A), 5605(d)(1) and 5605(e)(1). The Letter states that the NASDAQ Staff believes it appropriate to close these matters by issuing the Letter because, among other things, the Company’s failure to comply did not appear to have been the result of a deliberate intent to avoid compliance, the Company has not demonstrated a pattern of non-compliance and the Company took prompt corrective action after discovering the deficiencies.

Effective as of the 2012 Annual Meeting of Stockholders held on August 9, 2012 (the “2012 Annual Meeting”), the size of the Board was reduced from six members to five members and the Board has determined that three of the five directors with terms continuing after the 2012 Annual Meeting are “independent directors” as such term is defined by NASDAQ. Accordingly, the Company has regained compliance with NASDAQ Stock Market Rule 5605(b)(1) as of August 9, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2012 Annual Meeting on August 9, 2012. Set forth below are the final voting results for each of the three proposals submitted to a stockholder vote.

Proposal No. 1 — Election of Class I Director. The election of the Class I director nominee was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Henry A. Berling	10,150,704	1,469,051	3,696,046

Proposal No. 2 — Ratification of the Selection of Grant Thornton LLP. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 was approved as follows:

For	Against	Abstain
15,023,607	191,329	100,865

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
11,295,384	128,656	195,715	3,696,046

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield,
Chief Financial Officer

Dated: August 9, 2012